Exhibit 7.13

Execution Version

Dated September 9, 2019

Spin-Rich Ltd.

and

Campus Holdings Limited

AMENDMENT AND RESTATEMENT AGREEMENT

CONTENTS

1	Definitions and Interpretation	1

2	Amendment and Restatement	2

3	Continuing Effect	2

4	Confirmation	2

5	Representations and Warranties	3

6	Further Assurance	3

7	Costs and Expenses	3

8	Counterparts	3

9	Incorporation of Terms	3

10	Governing Law and Jurisdiction	3

THIS AGREEMENT is made on September 9, 2019

PARTIES

1                                        Spin-Rich Ltd., a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the Chargor); and

2                                        Campus Holdings Limited, a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands (the Chargee).

RECITALS

A                                      The Chargor, Dr. Jin Huang, the Chargee, and The Baring Asia Private Equity Fund V, L.P. have agreed to enter into the Settlement Agreement (as defined below) on the terms and conditions therein set out.

B                                      In connection with the Participation Agreement (as defined below), the Chargor entered into the Share Charge, pursuant to which the Chargor granted certain Security Interest (as defined therein) over the Charged Property (as defined therein) in favour of the Chargee.

C                                      Pursuant to the Settlement Agreement, the Parties (as defined below) have agreed to amend and restate the Share Charge subject to the terms and conditions set out in this Agreement.

D                                      It is intended that this Agreement takes effect as a deed notwithstanding that any Party may only execute this Agreement under hand.

Operative provisions

1                                        Definitions and Interpretation

1.1                              In this Agreement, words and expressions defined in the Settlement Agreement which are used in this Agreement shall have the meanings given to them in the Settlement Agreement, provided that in the event of any conflict between the meaning of any term as defined in the Settlement Agreement and any term as defined in this Agreement, the definitions in this Agreement shall prevail.  In addition, the following words and expressions shall have the following meanings:

Amended Share Charge means the Share Charge as amended and restated pursuant to this Agreement;

Participation Agreement means a participation agreement dated 26 October 2011 executed by the Chargor, Dr. Jin Huang, the Chargee, and The Baring Asia Private Equity Fund V, L.P.;

Parties means the parties to this Agreement;

1

Secured Obligations means and includes all obligations and liabilities owed by the Chargor and/or Dr. Jin Huang to the Chargee, now existing or hereafter arising under or pursuant to the terms of the Settlement Agreement;

Share Charge means the share charge dated 26 October 2011 executed by the Chargor in favour of the Chargee; and

Settlement Agreement means a settlement agreement dated 6 September 2019 executed by the Chargor, Dr. Jin Huang, the Chargee, and The Baring Asia Private Equity Fund V, L.P. in relation to, inter alia, the Participation Agreement.

2                                        Amendment and Restatement

With effect from the date of this Agreement, the Share Charge shall be amended and restated such that it shall read and be construed for all purposes as set out in the Schedule (Amended and Restated Share Charge).

3                                        Continuing Effect

3.1                              The provisions of the Share Charge shall, other than as amended by this Agreement, continue in full force and effect.

3.2                              For the avoidance of doubt, the Chargor confirms for the benefit of the Chargee that (a) the security created it by it pursuant to the Share Charge, and (b) all Secured Obligations owed by it under the Share Charge, shall remain in full force and effect notwithstanding the amendments referred to in the Schedule (Amended and Restated Share Charge).

4                                        Confirmation

4.1                              The Chargor confirms, acknowledges and agrees that the Amended Share Charge ranks as a continuing security for the payment and discharge of the Secured Obligations including, without limitation, all present and future money, obligations and liabilities, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity whatsoever of the Chargor and Dr. Jin Huang to the Chargee under or in connection with the Settlement Agreement.

4.2                              To the extent that the Security Interest over the Charged Property created by it or pursuant to clause 4 (Security) of the Share Charge does not otherwise extend to secure the Secured Obligations or any part thereof, the Chargor, with effect from the date of this Agreement, charges as beneficial owner in favour of the Chargee, as security for the payment and discharge of the Secured Obligations, by way of first fixed charge, all the Chargor’s right, title and interest from time to time in and to the Charged Property (as defined in the Amended Share Charge) in accordance with the terms of the Amended Share Charge (applying mutatis mutandis).

2

5                                        Representations and Warranties

The Chargor makes the representations and warranties set out in clause 2 of the Share Charge on the date of this Agreement, in each case by reference to the facts and circumstances then existing, and as if each reference in those representations and warranties to this Agreement includes a reference to this Agreement.

6                                        Further Assurance

The Chargor shall promptly (and at its own expense) execute all documents and do all things that the Chargee may specify for the purpose of giving effect to the amendments effected or to be effected pursuant to this Agreement.

7                                        Costs and Expenses

The Chargor shall on demand and on a full indemnity basis pay to the Chargee  the amount of all costs and expenses and other liabilities (including stamp duty, legal fees and out-of-pocket costs and expenses) which the Chargee incurs in connection with the preparation, negotiation, execution and delivery of this Agreement.

8                                        Counterparts

8.1                              This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

8.2                              Delivery of an executed counterpart of a signature page of this Agreement by email in portable document format (.pdf) or facsimile (with acknowledgment of receipt) will be effective as delivery of a manually executed counterpart of this Agreement.

9                                        Incorporation of Terms

The provisions of clause 10 (Notices) of the Share Charge shall have effect as though they were set out in full in this Agreement, as if references to the “Share Charge” are references to this Agreement.

10                                 Governing Law and Jurisdiction

10.1                       This Agreement shall be governed by and construed in accordance with the laws  of  the  British Virgin Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the British Virgin Islands, provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Agreement against the Chargor in any jurisdiction nor shall the taking of proceedings with  respect  to  this Agreement in any jurisdiction preclude the Chargee from taking proceedings with respect to this Agreement in any other jurisdiction, whether concurrently or not.

3

Execution

This Agreement has been executed and delivered as a Deed the day and year first above written.

4

Chargor

Executed as a deed by	)
Spin-Rich Ltd.	)
)
)
Title/Capacity: Director

Print name: Jin Huang

in the presence of

Witness signature	)
)

		Print name:	Tan Kia Jing
CFO, AMBOW Education Group

[Signature page to the Amendment and Restatement Agreement]

Chargee

Executed as a deed by	)
Campus Holdings Limited	)
)
)
		Title/Capacity:	Alternate Director to Caroline Baker

Print name:
Tariq Syed Usman
in the presence of

Witness signature	)
)

		Print name:	/s/ Lim Yah Yuan

[Signature page to the Amendment and Restatement Agreement]

SCHEDULE

Amended and Restated Share Charge

Execution Version

Dated this October 26, 2011

as amended by an amendment and restatement agreement dated September 9, 2019

BY:

Spin-Rich Ltd.

IN FAVOUR OF:

Campus Holdings Limited

SHARE CHARGE

TABLE OF CONTENTS

1.	INTERPRETATION	1

2.	CHARGOR’S REPRESENTATIONS AND WARRANTIES	3

3.	CHARGOR’S COVENANTS	3

4.	SECURITY	3

5.	DEALINGS WITH CHARGED PROPERTY	5

6.	PRESERVATION OF SECURITY	5

7.	ENFORCEMNT OF SECURITY	7

8.	FURTHER ASSURANCES	9

9.	POWER OF ATTORNEY	10

10.	NOTICES	11

11.	ASSIGNMENTS	11

12.	MISCELLANEOUS	11

13.	GOVERNING LAW	12

Schedule 1	Share Transfer Form	15

Schedule 2	Undertaking	16

THIS SHARE CHARGE is made on October 26, 2011 and amended and restated on September 9, 2019

BY:

Spin-Rich Ltd., a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. (the “Chargor” or “Company”); and

IN FAVOUR OF:

Campus Holdings Limited, a company incorporated under the laws of the British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands (the “Chargee”).

WHEREAS:

(A)                               The Company, Dr. Jin Huang, the Chargee, and The Baring Asia Private Equity Fund V, L.P. have entered into a participation agreement dated October 26, 2011 (the “Participation Agreement”) on the terms and conditions therein set out.

(B)                               The Company, Dr. Jin Huang, the Chargee, and The Baring Asia Private Equity Fund V, L.P. have entered into a settlement agreement dated September 6, 2019 (the “Settlement Agreement”) in relation to, inter alia, the Participation Agreement on the terms and conditions therein set out.

(C)                               As security for the Secured Obligations (as hereinafter defined) under the Settlement Agreement, the Chargor has agreed to charge, inter alia, its interest in 84,734 Class C ordinary shares of Ambow beneficially owned by the Chargor (the “Co-Investor Shares”) in consideration of the Chargee agreeing to enter into the Settlement Agreement and for other good and valuable consideration (the sufficiency of which the Chargor hereby acknowledges).

(D)                               The board of directors of the Chargor is satisfied that entering into this Charge is for the purposes and to the benefit of itself and its business.

(E)                                The Chargor and the Chargee intend this document to take effect as a deed of the Chargor.

NOW THIS CHARGE WITNESSES as follows:

1.                                      INTERPRETATION

1.1                               Unless otherwise defined herein, the definitions and rules of construction set forth in Appendix A of the Participation Agreement (“Appendix A”) and the Settlement Agreement apply to this Charge. In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Ambow”	means Ambow Education Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands;

“Amendment and Restatement Agreement”	means the amendment and restatement agreement relating to this Charge dated September 9, 2019 executed by the Chargor and the Chargee;

“Charge”	means this share charge;

“Charged Property”

means all of the Charged Shares and all dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares or other securities resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, or the reorganization, merger or consolidation of Ambow with any other body corporate, or the occurrence of any event which results in the substitution or exchange of the Charged Shares; provided, however, that after the security is released over the Charged Property, such property shall no longer constitute Charged Property;

“Charged Shares”	means collectively the Co-Investor Shares;

“Enforcement Event”

means an “Enforcement Event” shall have occurred if Dr. Jin Huang (either by herself or through the Chargor) fails to pay to the Chargee the Owed Investor Shortfall Amount when due in accordance with clause 2.1 of the Settlement Agreement;

“Parties”	means the parties to this Charge collectively; “Party” means any one of them;

“Secured Obligations”

means and includes all obligations and liabilities owed by the Chargor and/or Dr. Jin Huang to Chargee, now existing or hereafter arising under or pursuant to the terms of the Settlement Agreement and this Charge;

“Security Interest”	means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort, other than restrictions on transfer pursuant to applicable securities Laws; and

“Security Period”	means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by satisfaction in full of the Secured Obligations.

2.                                      CHARGOR’S REPRESENTATIONS AND WARRANTIES

The Chargor makes the representations and warranties set out in clause 3 (Representations and Warranties) of the Settlement Agreement to the Chargee on the date of this Charge (as if reference to the Party in clause 3 (Representations and Warranties) of the Settlement Agreement is a reference to the Chargor, subject to any necessary consequential amendments). The Chargor hereby further represents and warrants to the Chargee that:

2.1                               the Chargor is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those created by this Charge) and any options or rights of pre-emption;

2.2                               the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

2.3                               this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights;

2.4                               this Charge creates in favor of the Chargee a valid, first fixed charge in the Charged Property;

2.5                               Ambow is not a land holding corporation for the purposes of the Land Holding Companies Share Transfer Tax Law of the Cayman Islands.

3.                                      CHARGOR’S COVENANTS

The Chargor hereby covenants with the Chargee:

3.1                               That the Chargor will on demand of the Chargee and at the expense of the Chargee, execute and deliver to the Chargee or to such person or persons as the Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as the Chargee may reasonably require;

3.2                               That the Chargor will not without the prior written consent of the Chargee permit any person other than the Chargor, the Chargee or any transferee nominated by the Chargee on enforcement of this Charge to be the registered holder of any of the Charged Shares.

4.                                      SECURITY

4.1                               In consideration of the Chargee entering into the Settlement Agreement and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial  owner hereby charges in favour of the Chargee all of its interest in the Charged Property by way of a first fixed charge.

4.2                               The Chargor hereby agrees to deliver, or cause to be delivered, promptly (and in any event within ten (10) Business Days after the date of the Amendment and Restatement Agreement) to the Chargee:

(a)                                 duly executed undated share transfers in respect of the Charged Shares in favour of the Chargee or its nominees in the form set out in Schedule 1;

(b)                                 all share certificates representing the Charged Shares;

(c)                                  an undertaking from Ambow to register transfers of the Charged Shares to the Chargee or its nominee where such transfer is made in accordance with this Charge in the form set out in Schedule 2;

(d)                                 a certified true copy of the Company’s register of charges evidencing entries of particulars reflecting the Security Interest created pursuant to this Charge as required under the BVI Business Companies Act, 2004 of the British Virgin Islands;

(e)                                  a certified true copy of the register of members of Ambow evidencing that the following notation has been entered thereon:

“84,734 Class C ordinary shares issued as fully paid up and registered in the name of Spin-Rich Ltd. are mortgaged and charged in favour of Campus Holdings Limited pursuant to a share charge dated October 26, 2011, as amended and restated on September 9, 2019 and from time to time”

4.3                               The Chargor hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Charged Property (subject only to the Security Interests hereby created) and that it will not:

(a)                                 create or suffer the creation of any Security Interests (other than those created by this Charge) on or in respect of the whole of any part of the Charged Property; or

(b)                                 sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property,

in any such case without the prior consent in writing of the Chargee.

4.4                               The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind  whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

5.                                      DEALINGS WITH CHARGED PROPERTY

5.1                               Unless and until an Enforcement Event has occurred:

(a)                                 the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes;

(b)                                 the Chargee will promptly (and in any event within three Business Days after the receipt thereof) release a portion of the security constituted by this Charge with a value equal to 35% of any distributions taxable for U.S. federal income tax purposes on the Charged Property (including without limitation dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof). Any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof (other than the taxable distributions) shall be delivered by the Chargor to the appropriate accounts in which similar assets subject to this Charge are held and, subject to the immediately preceding sentence, in any event shall not be distributed to the Chargor’s shareholders during the Security Period;

(c)                                  the Chargor shall deliver the share certificates of any securities in physical form received as a dividend or other distribution on the Charged Property; and

(d)                                 the Chargor shall be entitled to receive all notices pertaining to the Charged Shares.

5.2                               For the avoidance of doubt, immediately after the occurrence of an Enforcement Event, any distributions on or in respect of the Charged Property in connection with Clause 5.l(b) shall be retained by the Chargee.

5.3                               The Chargee shall not have any duty to ensure that any dividends, distributions, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

6.                                      PRESERVATION OF SECURITY

6.1                               It is hereby agreed and declared that:

(a)                                 the Security Interest created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)                                 the Security Interest so created shall be in addition to and shall not in any way be prejudiced or affected by any other security document that may be executed  creating additional security in favour of Chargee securing the Secured Obligations;

(c)                                  the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;

(d)                                 no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(e)                                  any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2                               Any settlement or discharge under this Charge between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3                               The rights of the Chargee under this Charge and the Security Interest hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargee or any other person:

(a)                                 any time or waiver granted to or composition with the Company or any other person;

(b)                                 the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other person;

(c)                                  any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person;

(d)                                 any amendment or supplement to the Settlement Agreement or any other document or security;

(e)                                  the dissolution, liquidation, merger, consolidation, reconstruction or reorganisation of the Company or any other person; or

(f)                                   the unenforceability, invalidity or frustration of any obligations of the Chargor or any other person under the Settlement Agreement or any other document or security.

6.4                               The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off, distribution (other than as provided in Paragraph 5.l(b) with respect to dividend or distribution payments)or benefit of such security, indemnity or claim in fact received by it).

6.5                               Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

7.                                      ENFORCEMNT OF SECURITY

7.1                               Upon the occurrence of an Enforcement Event, the Security Interest hereby constituted shall become immediately enforceable and the Chargee may, at any time, without notice to, or consultation with, or the consent of, the Chargor:

(a)                                 solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargee may think fit; and/or

(b)                                 receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Chargee, until applied in the manner described in Clause 7.4, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand; and/or

(c)                                  appoint by instrument any person to be a receiver of the Charged Property (the “Receiver”) and remove any Receiver so appointed and appoint another or others in his stead; and/or

(d)                                 sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

(e)                                  complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

7.2                               The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

7.3                               Upon any sale of the Charged Property or any part thereof by the Chargee the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4                               All moneys received by the Chargee pursuant to this Charge after the occurrence of an Enforcement Event shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Chargee in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the following manner:

(a)                                 FIRSTLY: to pay to the Chargee any amount Dr. Jin Huang is required but has failed to pay to the Chargee when due in accordance with the terms of the Settlement Agreement; and

(b)                                 SECONDLY: the surplus (if any) shall be repaid promptly to the Chargor or whosoever else may be entitled thereto.

7.5                               Neither the Chargee nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or fraud or dishonesty; however, in no event shall the Chargee be liable for consequential damages.

7.6                               The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.7                               In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, the Receiver may take such action in relation to the enforcement of this Charge to:

(a)                                 take possession of, redeem, collect and get in all or any part of the Charged Property;

(b)                                 raise or borrow money and grant security therefor over all or any part of the Charged Property;

(c)                                  appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

(d)                                 do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;

(e)                                  in the name of the Chargor or in his own name, bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(f)                                   sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;

(g)                                  exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge;

(h)                                 make any arrangement or compromise which he shall think expedient; and

(i)                                     do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

7.8                               Every Receiver shall, so far as it concerns responsibility for his acts, be deemed to be an agent of the Chargor, which shall be solely responsible for his acts and defaults and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee.

7.9                               Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be fixed by the Chargee) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

7.10                        The Conveyancing and Law of Property Act 1967 of the British Virgin Islands, as amended shall not apply to this Charge.

8.                                      FURTHER ASSURANCES

8.1                               The Chargor shall execute and do all such assurances, acts and things as the Chargee in its absolute discretion may require for:

(a)                                 protecting or ensuring the priority of the Security Interest hereby created (or intended to be created);

(b)                                 preserving or protecting any of the rights of the Chargee under this Charge;

(c)                                  ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any Permitted Transferee of the Chargee;

(d)                                 facilitating the appropriation or realisation of the Charged Property or any part thereof in connection with this Charge; or

(e)                                  exercising any power, authority or discretion vested in the Chargee under this Charge,

in any such case forthwith upon demand by the Chargee and at the expense of the Chargee.

8.2                               The Chargor shall provide such assurances and do all acts and things the Receiver may in his absolute discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby irrevocably appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

8.3                               The Chargor shall arrange for the registration of this Charge pursuant to section 163 of the BVI Business Companies Act, 2004 (British Virgin Islands) with the Registrar of Corporate Affairs within ten (10) Business Days from the date of this Charge.

9.                                      POWER OF ATTORNEY

9.1                               The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Chargee and the persons deriving title under it jointly and also severally to be its attorney:

(a)                                 to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser and to give effectual discharges for payments;

(b)                                 to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of such moneys, property and assets hereby charged and to agree accounts;

(c)                                  to act as the Chargor’s corporate representative (and/or to appoint any officer or nominee of the Chargee for such purpose) to represent the Chargor at any general meeting of the members of the Ambow and to sign any resolution in writing of the members of Ambow or to requisition or convene general meetings of Ambow or to waive or consent to short notice of such in that capacity;

(d)                                 to make allowances and give time or other indulgence to any surety or other person liable;

(e)                                  otherwise generally to act for it and in its name and on its behalf; and

(f)                                   to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 8 (Further Assurance)) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

9.2                               The power hereby conferred shall be a general power of attorney and shall have immediate effect upon the occurrence of an Enforcement Event and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

10.                               NOTICES

Any notice required to be given hereunder shall be delivered in accordance with the terms of Section 12(f) (Notices) of the Participation Agreement.

11.                               ASSIGNMENTS

11.1                        This Charge and shall be binding upon and shall inure to the benefit of the Chargor and the Chargee and each of their respective successors and references in this Charge to any of them shall be construed accordingly.

11.2                        The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge.

11.3                        The Chargee may not assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee (other than to a Permitted Transferee) without the consent of the Chargor, such consent not to be unreasonably withheld, provided that no such consent shall be required if an Enforcement Event affecting the Chargor has occurred and is continuing. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

12.                               MISCELLANEOUS

12.1                        The Chargor shall promptly upon demand by the Chargee the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, the preservation of any rights or powers under this Charge, and any proceedings instituted by or against the Chargee as a consequence of taking or holding the Security Interest created hereunder or enforcing these rights.

12.2                        The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

12.3                        This Charge, including its schedules and together with any documents referred to herein, contains the whole agreement between the Parties in respect of the subject matter of this Charge and supersedes and replaces any prior written or oral agreements, representations or understandings between them relating to such subject matter.

12.4                        No variations of this Charge shall be effective unless made in writing and signed by each of the Parties.

12.5                        The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

12.6                        This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

12.7                        If any of the Clauses, Sub-Clauses, Paragraphs, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such Clause, Sub-Clause, Paragraph, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

13.                               GOVERNING LAW

13.1                        This Charge shall be governed by and construed in accordance with the laws of the British Virgin Islands and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the British Virgin Islands, provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof the parties have caused this Deed to be duly executed and delivered by their proper and duly authorized officers as of the day and year first before written.

Executed as a Deed))
by Spin-Rich Ltd.))
By))
)
as the authorized signatory of and on behalf )
of Spin-Rich Ltd. in the presence of: )
)

(signature of authorized signatory)

Witness

Name:

Title:

Address:

Occupation:

[Signature page to Share Charge]

IN WITNESS whereof the parties have caused this Deed to be duly executed and delivered by their proper and duly authorized officers as of the day and year first before written.

Executed as a Deed))
by Campus Holdings Limited))
By))
)
as the authorized signatory of and on behalf	)
of Campus Holdings Limited in the	)
presence of:	)

(signature of authorized signatory)

Witness

Name:

Title:

Address:

Occupation:

[Signature page to Share Charge]

SCHEDULE 1
SHARE TRANSFER FORM

For value received, I/we hereby sell, assign or transfer to                                                                      shares of Ambow Education Holding Ltd. (an exempted company incorporated in the Cayman Islands) represented by the enclosed certificate No.(s)                                                                                   and registered to                                                                               .

Signatory(ies) of Registered Owner(s) please sign an name appears on registration. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

DATE:	SIGNATURE:

x

x
print Name and Title

DATE:	SIGNATURE OF JOINT OWNER:

x

x
print Name and Title

SCHEDULE 2
UNDERTAKING

We, Ambow Education Holding Ltd (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with Campus Holdings Limited (the “Transferee”) to register all transfers of Charged Shares submitted to the Company for registration by the Transferee pursuant to the due exercise of rights under the Share Charge (as defined below) as soon as practical following the submission of such transfers.

This Undertaking is given pursuant to Paragraph 4.2(c) of the Share Charge (the “Share Charge”) dated October 26, 2011 as amended and restated on                                                  2019 between Spin-Rich Ltd. And the Transferee, and any capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge.

IN WITNESS whereof the Company has caused this Deed to be duly executed and delivered this                                                       2019.

Executed as a Deed))
by Ambow Education Holding Ltd.	)
By	)

as the authorized signatory	)
of and on behalf of	)
Ambow Education Holding Ltd.	)
in the presence of	)
(signature of authorized signatory)

Signature of witness

Name of witness: